SCHEDULE 14C

   (INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE
                                  ACT OF 1934)


Check the appropriate box:
|X|   Preliminary Information Statement
|_| Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
|_|   Definitive Information Statement

                           CHINDEX INTERNATIONAL, INC.
-------------------------------------------------------------------------------
                  (Name of Registrant Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required
|_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

|_| Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount previously paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing party:
(4) Date filed:


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                        PRELIMINARY INFORMATION STATEMENT
                      AS FILED WITH THE SEC ON APRIL 2, 2004

                           CHINDEX INTERNATIONAL, INC.
                 7201 Wisconsin Avenue, Bethesda, Maryland 20814

                                          April   , 2004

To our Stockholders:

      Chindex International, Inc. hereby gives notice to the holders of its common stock and Class B common stock that the holders of a majority of the voting power of its outstanding stock have taken action by written consent to approve the issuance of shares of common stock and warrants exercisable into common stock in an amount greater than 20% of our outstanding shares of common stock. A description of the securities to be issued is contained in this information statement. The stockholders have taken this action solely for the purposes of satisfying requirements of the Nasdaq SmallCap Market that require an issuer of listed securities to obtain prior stockholder approval if it sells or issues common stock (or securities convertible or exercisable into common stock) equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the common stock.

      The stockholder consent was taken pursuant to Section 228 of the Delaware General Corporation Law, which permits any action that may be taken at a meeting of the stockholders to be taken by the written consent to the action by the holders of the number of shares of voting stock required to approve the action at a meeting. All necessary corporate approvals in connection with the matters referred to in this information statement have been obtained. This information statement is being furnished to all stockholders of Chindex pursuant to Section 14(c) of the Securities and Exchange Act of 1934 and the rules thereunder solely for the purpose of informing stockholders of these corporate actions before they take effect. In accordance with Rule 14c-2 under the Exchange Act, the stockholder consent will be effective 21 calendar days following the mailing of this information statement.

      This action has been approved by the board of Chindex and the holders of more than a majority of shares of the outstanding common stock of Chindex. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION.

                                          By order of the board of directors

                                          Elyse Beth Silverberg
                                          Secretary

                           CHINDEX INTERNATIONAL, INC.
                 7201 Wisconsin Avenue, Bethesda, Maryland 20814

                              INFORMATION STATEMENT

      We are required to deliver this information statement to holders of our common stock and Class B common stock in order to inform them that the holders of a majority the voting power of our outstanding stock have, without holding a meeting of stockholders, taken certain actions that would normally require such a meeting. March 18, 2004 has been fixed as the record date for the determination of stockholders who are entitled to receive this information statement.

      THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO THE HOLDERS OF OUR COMMON STOCK AND CLASS B COMMON STOCK ON OR ABOUT APRIL , 2004.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                             ISSUANCE OF SECURITIES

      As of March 29, 2004 we entered into a securities purchase agreement with a limited number of accredited investors pursuant to which we agreed to issue and the investors agreed to purchase 1,500,000 shares of our common stock, together with warrants to purchase an additional 300,000 shares of our common stock at an exercise price of $12.00 per share, for an aggregate purchase price of $13,500,000. The net proceeds to us from this financing, after deducting expenses of the financing including placement agent fees, are expected to be approximately $12,300,000. (We have also issued to the placement agent five-year warrants to purchase 36,000 shares of common stock at an exercise price of $12.00 per share.) We expect to use the proceeds from this financing for capital expenditures, repayment of approximately $3.6 million of outstanding debt and for working capital and general corporate purposes. The securities being issued in the financing are being issued to a limited number of accredited investors in a private placement exempt from the registration requirements of the Securities Act of 1933 and may not be resold absent registration under the Securities Act or an exemption therefrom.

      Our common stock is listed on the Nasdaq SmallCap Market and is subject to the NASD Marketplace Rules. Under NASD Marketplace Rule 4350(i)(1)(D)(ii), we are required to obtain stockholder approval before issuing shares of our common stock (or securities convertible or exercisable into common stock) in an amount greater than 20% or more of our common stock outstanding before the issuance if the purchase price per share in such issuance is less than the greater of book or market value of our common stock. We sometimes refer to this rule as the "20% Rule." The securities to be issued in the financing are being issued at a discount to the market price of our common stock and constitute more than 20% of our common stock outstanding before giving effect to shares issued therein. As a result, in order to comply with the 20% Rule, we have structured the financing so that a portion of the common stock and warrants to be issued in the financing (600,000 shares of common stock and warrants to purchase 120,000 shares of common stock for aggregate gross proceeds of $5,400,000) were issued at initial closings that occurred on March 31, 2004 and April 1, 2004. The 20% Rule requires that we obtain stockholder approval for the financing before we issue the remaining 900,000 shares of common stock and 180,000 warrants. The stockholder approval that we have obtained will become effective 21 days after this information statement is mailed to our stockholders. As a result, the remaining shares and warrants to be issued in the financing will be issued at a subsequent closing which is expected to occur on or about 21 days after this information statement is mailed to our stockholders, or April , 2004. The purchasers have deposited $8,100,000, representing the consideration to be paid for the shares and warrants to be issued at the subsequent closing in an escrow fund, which will be released to us on the subsequent closing date. (At the subsequent closing, we will also issue to the placement agent five-year warrants to purchase an additional 54,000 shares of common stock at an exercise price of $12.00 per share).

                            DESCRIPTION OF FINANCING

      The purchasers in the financing will acquire, in the aggregate, 1,500,000 shares of common stock and warrants to purchase 300,000 shares of common stock. The financing will result in dilution to our existing stockholders, but will not otherwise materially affect our existing common stockholders' rights as stockholders.

      The warrants to be issued in the financing are exercisable for a period of five years after the date they are issued, and the initial exercise price per share of common stock under the warrants is $12.00. The exercise price of the warrants and the number of shares of common stock for which the warrants are exercisable is subject to proportionate adjustment in the event we make common stock dividends or distributions, consummate a stock split or reverse stock split or issue shares in a reclassification of our common stock. We may call the warrants sold to investors at any time after March 31, 2005 for redemption at a price of $0.10 per warrant in the event the closing price of our common stock is at least $18.00 per share for 20 consecutive trading days, provided that the average daily trading volume during such 20 trading days is greater than 100,000 shares per day.

      In connection with the financing, we entered into a registration rights agreement with the purchasers. Under the terms of the registration rights agreement, we have agreed to file a registration statement with the Securities and Exchange Commission on or before April 28, 2004 to cover resales of the shares of common stock issued in the financing and of the shares of common stock underlying the warrants issued in the financing and to use our best efforts to cause that registration statement to become effective as promptly as practicable. In the event the registration statement is not

      o filed on or before the later of April 28, 2004 and the fifth day after the date of the subsequent closing referred to under "Issuance of Securities," we will be required to pay each purchaser a fee in cash equal to:

            - 1.5% of the aggregate amount of such purchaser's investment for the first 30 days thereafter or any portion thereof; and

            - 1.0% of the aggregate amount of such purchaser's investment for each successive 30-day period during which we do not file the registration statement.

      o declared effective by the SEC on or before July 27, 2004, we will be required to pay each purchaser a fee in cash equal to:

            - 1.5% of the aggregate amount of such purchaser's investment for the first 30 days thereafter (pro rated over the 30-day period); and

            - 1.0% of the aggregate amount of such purchaser's investment for each successive 30-day period during which the registration statement is not declared effective by the SEC (pro rated over the 30-day period).



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

      Our obligation to file the registration statement within the time periods described above is subject to increase in certain circumstances if the delay in filing is reasonably attributable to any purchaser of securities in the financing.

      We have also agreed:

      o to indemnify each purchaser from liabilities it may incur as a result of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, except to the extent that such untrue statement or alleged untrue statement was reviewed and approved in writing by such purchaser;

      o not to issue any common stock or warrants or other rights to acquire common stock until 90 days after effectiveness of the registration statement, other than issuances of common stock or rights to acquire common stock issued in a strategic transaction or for the benefit of our employees, officers, directors or consultants; and

      o not to permit the registration of any of our securities until the later of September 27, 2004, and 45 days after effectiveness of the registration statement other than the registration of securities issued or to be issued pursuant to any option or other plan for the benefit of our employees, officers, directors or consultants.

                     STOCKHOLDER APPROVAL HAS BEEN OBTAINED

      As of March 18, 2004, we had:

      o 3,043,152 issued and outstanding shares of common stock, each of which is entitled to one vote on any matter brought to a vote of the stockholders; and

      o 775,000 issued and outstanding shares of Class B common stock, each of which is entitled to six votes per share on any matter brought to a vote of stockholders.

      The beneficial owners of all of our outstanding Class B common stock as of March 18, 2004 (representing 60% of the combined voting power of the common stock and the Class B common stock, voting together as a single class) have approved the issuance of the securities to be issued in the financing and the preemptive rights being granted to purchasers in connection with the financing by written consent dated as of March 18, 2004, and this approval constitutes the requisite stockholder approval for purposes of the 20% Rule. (See "Security Ownership of Certain Beneficial Owners and Management" for a description of the owners of our Class B common stock.) In addition, the board of directors of Chindex has approved the financing. Accordingly, our stockholders will not be asked to take further action with respect to approval of the financings. However, since the stockholder approval required by the 20% Rule was obtained by written consent rather than at a stockholders' meeting, under the rules of the Exchange Act the stockholder action may not become effective until the expiration of 20 days after the date this information statement is being mailed to stockholders. We expect to consummate the subsequent closing of the financing following the expiration of this 20-day period, or on or about April , 2004.

                       INTEREST OF DIRECTORS AND OFFICERS

      Neither the directors, officers nor their associates have a substantial interest, directly or indirectly, in the transactions discussed in this information statement.



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

                              NO DISSENTERS' RIGHTS

      Delaware law does not provide for dissenter's rights in connection with the approval of the actions described in this information statement.

                              NO ACTION IS REQUIRED

      No other votes are necessary or required. Chindex anticipates that the stockholder consent described in this information statement will become effective on or after April , 2004.



































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

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the common stock and Class B common stock of Chindex as of March 18, 2004 before giving effect to the securities to be issued in the financing by:

      o each person who we know owns (of record or beneficially) more than 5% of our outstanding common stock or Class B common stock;

      o each of our directors and our CEO and certain other executive officers whose annual cash compensation for fiscal 2003 exceeded $100,000; and

      o     all of our directors and executive officers as a group.

                              AMOUNT AND NATURE
                                OF BENEFICIAL
                                OWNERSHIP(b)(c)             PERCENT OF:
                            ---------------------   ----------------------------
                                         CLASS B            CLASS B
NAME AND ADDRESS OF           COMMON     COMMON     COMMON  COMMON
BENEFICIAL STOCKHOLDER(a)     STOCK      STOCK(d)   STOCK   STOCK    COMBINED(e)
-------------------------   ---------   ---------   ------  -------  -----------
Roberta Lipson............   98,012(f)  440,000(g)    3.2%    56.8%    35.5%
Elyse Beth Silverberg.....  117,972(h)  260,500       3.9     33.6     21.8
Lawrence Pemble...........   81,148(i)   74,500       3.2      9.6      7.1
Robert C. Goodwin, Jr.....  168,328(j)       --       5.7     --        2.3
Julius Y. Oestreicher.....  114,532(k)       --       3.8     --        1.5
A. Kenneth Nilsson........  114,532(l)       --       3.8     --        1.5
Carol R. Kaufman..........   54,360(m)       --       1.8     --        *
Steven T. Newby...........  527,432(n)       --      18.0     --        7.1
  55 Quince Orchard Rd.
  Suite 606
  Gaithersburg, MD 20878
Rosalind Davidowitz.......  157,452(o)       --       5.4     --        2.1
  7 Sutton Place South
  Lawrence, NY 11558
All executive officers
  and directors as a
  group (7 persons).......  747,884(p)  775,000      21.1    100.0     64.9
-----------------
*     Less than 1%.
(a) Unless otherwise indicated, the business address of each person named in the table is c/o Chindex International, Inc., 7201 Wisconsin Avenue, Bethesda, Maryland 20814.
(b) Except as otherwise indicated, each of the parties listed has sole voting and investment power with respect to all shares indicated below.
(c) Beneficial ownership is calculated in accordance with Regulation S-K as promulgated by the SEC.
(d) Our common stock is entitled to one vote per share and our Class B common stock is entitled to six votes per share.
(e) Indicates percentage voting power represented by beneficial ownership when the Class B common stock and common stock vote together, based on total outstanding as of March 18, 2004 of 775,000 shares of Class B common stock and 3,043,152 shares of common stock.
(f) Includes 96,800 shares underlying options that are currently exercisable with respect to all of the underlying shares.


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

(g) Includes 20,000 shares held by each of the Ariel Benjamin Lee Trust, Daniel Lipson Plafker Trust and Jonathan Lipson Plafker Trust, all of which Ms. Lipson is a trustee.
(h) Includes 96,800 shares underlying options that are currently exercisable with respect to all of the underlying shares.
(i) Includes 40,000 shares underlying options that are currently exercisable with respect to all of the underlying shares.
(j) Includes 161,820 shares underlying options that are currently exercisable with respect to all of the underlying shares.
(k) Represents shares underlying options that are currently exercisable with respect to all of the underlying shares, giving effect to the Stock Dividend. Does not include 5,500 shares of common stock beneficially owned by Mr. Oestreicher's wife, with respect to which Mr. Oestreicher disclaims any beneficial ownership.
(l) Includes 108,480 shares underlying options that are currently exercisable with respect to all of the underlying shares.
(m) Represents shares underlying options that are currently exercisable with respect to all of the underlying shares.
(n) The amount and nature of beneficial ownership of these shares by Steven T. Newby is based solely on a Schedule 13G/A filed by Mr. Newby with the SEC. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G/A, but has no reason to believe that such information is not complete or accurate.
(o) The amount and nature of beneficial ownership of these shares by Rosalind Davidowitz is based solely on a Schedule 13G filed by Ms. Davidowitz with the SEC. The Company has no independent knowledge of the accuracy or completeness of the information set forth in such Schedule 13G, but has no reason to believe that such information is not complete or accurate.
(p) Includes 612,792 underlying options that are currently exercisable with respect to all of the underlying shares.


















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                            BROKERS, CUSTODIANS, ETC.

      We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

                                          By order of the board of directors

                                          Elyse Beth Silverberg
                                          Secretary































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